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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-72438)of Nashua Corporation of our report dated July 14, 1999 relating to the financial statements of the Nashua Corporation Employees' Savings Plan for the year ended December 31, 1998 included with this Form 11-K.




PricewaterhouseCoopers LLP
Boston, Massachusetts
July 14, 1999